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                                                                    EXHIBIT 4.11



                             ONEWORLD SYSTEMS, INC.

                            INVESTOR RIGHTS AGREEMENT


        This Investor Rights Agreement (the "AGREEMENT") is made and entered into as of March 3, 1999 by and among OneWorld Systems, Inc., a Delaware corporation (the "COMPANY"), and the persons listed on Schedule A attached hereto (the "INVESTORS").

                                    RECITALS

        WHEREAS, the Company desires for the Investors to purchase shares of the Company's Common Stock and Series A Preferred Stock pursuant to a Unit Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"); and

        WHEREAS, as an inducement for the Investors to enter into the Purchase Agreement, the Company and the Investors desire to enter into this Agreement.

        1. RIGHTS OF INVESTORS.

        The Company hereby grants to the Investors the registration rights (collectively the "INVESTOR RIGHTS") contained herein. The Investors accept the Investor Rights, as applicable, and agree to be bound by the obligations contained herein.

        2. REGISTRATION RIGHTS.

               2.1 DEFINITIONS.

                      (a) Exchange Act. The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                      (b) Form S-1. The term "FORM S-1" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

                      (c) Form S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      (d) Holder. For purposes of this Section 2, the term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to



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Rule 144 promulgated under the Securities Act or any assignee of record of such
Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement (including Section 2.10 hereof).

                      (e) Initiating Holder. The term "INITIATING HOLDER" shall mean any Holder or Holders who in the aggregate are Holders of not less than a majority of the then outstanding Registrable Securities which have not been sold to the public.

                      (f) Preferred Stock. The term "PREFERRED STOCK" shall mean the Series A Preferred Stock of the Company.

                      (g) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (1) all shares of Series A Preferred Stock and Common Stock issued and outstanding as of March 12, 2001, (2) all shares of Common Stock issued or issuable pursuant to the conversion of Series A Preferred Stock, and
(3) any shares of the Common Stock of the Company or other securities issued in connection with any stock split, stock dividend, recapitalization or similar event relating to the foregoing; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                      (h) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement on Form S-1 or Form S-3 in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                      (i) Registration Expenses. "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                      (j) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

                      (k) Selling Expenses. "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.



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               2.2 REQUESTED REGISTRATION.

                      (k) Request for Registration by Initiating Holders. If the Company shall receive from Initiating Holders, at any time after the date sixty
(60) calendar days from the date hereof, a written request that the Company effect any registration with respect to all or a part of that portion of the Registrable Securities which consists of Common Stock, or alternately, at any time after the date two (2) calendar years from the date hereof, a written request that the Company effect any registration with respect to all or part of that portion of the Registrable Securities which consists of Series A Preferred Stock and/or Common Stock, the Company will:

                                 (i) promptly give written notice of the
proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

                                 (ii) as soon as practicable, use its best
efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are of the same class as those which are the subject of the request and are specified in a written request received by the Company within 15 days after written notice from the Company is given under Section 2.2(a)(i) above; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.2(a):

                                    (A) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

                                    (B) With respect to that portion of the
Registrable Securities which consists of shares of Common Stock, after the Company has effected one such registration of shares of Common Stock pursuant to
Section 2.2 and such registration has been declared or ordered effective and the sale of such Registrable Securities shall have closed; and with respect to that portion of the Registrable Securities which consists of shares of Series A Preferred Stock, after the Company has effected one such registration of shares of Series A Preferred Stock pursuant to Section 2.2 and such registration has been declared or ordered effective and the sale of such Registrable Securities shall have closed.

        The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.2(b) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company and



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such other holders shall have no absolute right to include any of its securities in any such registration.

                      (b) Underwriting; Request by Initiating Holders. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.2(a) and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of Section 2.2, if the underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in such proportion (as nearly as practicable) among the Holders pro rata based on the amount of Registrable Securities owned by each Holder.

                      (c) Notwithstanding  the  foregoing,   if  the  Company
shall furnish to the Holders requesting the filing of a registration statement pursuant to Section 2.2(a), a certificate signed by the President or Chief Executive Officer of the Company stating that a delay in the filing of the registration statement is necessary because in the reasonable judgment of the Company, it would not be in the best interest of the Company and its stockholders for such registration statement to be filed. In no event shall such delay exceed thirty (30) calendar days with respect to any single exercise of the Company's rights hereunder, and provided further, however, that in no event shall Company be permitted to exercise this right more than three times or for more than an aggregate of sixty (60) calendar days in any single calendar year. In addition, the Company agrees to use its reasonable best efforts to resolve whatever condition or conditions have occasioned any such delay on its part, and will promptly end such delay upon resolution of such condition or conditions.

                      (d) Notwithstanding the foregoing, in the event that the Company shall prepare and file with the SEC a registration statement covering securities to be distributed on its own behalf (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration statement relating to any employee benefit plan or a corporate reorganization, a "Company Registration"), and such registration statement shall become effective, then during the period of effectiveness of such Company Registration, the Company shall have no obligation to prepare, file, or keep effective any registration statement with respect to Registrable Securities of the Holders; however, such obligations of the Company with



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respect to the Holders as are contained elsewhere in this Section 2 shall arise again immediately upon the end of the effectiveness of any Company Registration, and if necessary, at such time the Company shall prepare, file and keep effective a registration statement with respect to any Registrable Securities of the Holders for which a previously effective registration statement was preempted by a Company Registration.

                      (e) In the event that because of a planned Company Registration, pursuant to Section 2.2(d) the Company will fail to maintain the effectiveness of an effective registration statement previously filed with the SEC to register Registrable Securities of the Holders pursuant to a request by the Initiating Holders under this Section 2.2, the Company shall notify all Holders in writing at least 30 days prior to such Company Registration, and will afford each such Holder an opportunity to include in such Company Registration all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Company Registration all or any part of the Registrable Securities held by such Holder shall, within 15 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Company Registration. If a Company Registration as which the Company gives notice under this Section 2.2(e) is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder's Registrable Securities to be included in the Company Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement, to be allocated among all Holders thereof pro rata based on the amount of Registrable Securities of the Company owned by each Holder. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Company Registration.

               2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with one demand registration (pursuant to Section 2.2) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

               2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:



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                      (a) Prepare  and  file  with  the  SEC  a  registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, subject to any termination or suspension of the Holders' registration rights as provided elsewhere herein.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (b) and (c) of this Section 2.4.

                      (g) Furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if



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any, and if there are no underwriters, to the Holders requesting registration of
Registrable Securities; provided, however that the requesting Holder and the Company shall each bear one half of the reasonable fees and expenses of counsel in generating such opinion, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters; provided, however that the requesting Holder and the Company shall each bear one half of the reasonable fees and expenses of the Company's independent certified public accountants in generating such letter.

               2.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of Registrable Securities.

               2.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               2.7 INDEMNIFICATION.

                      (a) For the purpose of this Section 2.7:

                                 (i) the term "registration statement" shall
include any final prospectus, exhibit, supplement or amendment included in or relating to the registration statement (or any of the securities offered thereunder) referred to in Section 2.2 and

                                 (ii) the term "untrue statement" shall include
any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the registration statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (b) The Company agrees to indemnify and hold harmless each Holder (or any partner, officer or director of such Holder, and any person who controls such Holder within the meaning of the Securities Act or the Exchange Act) from and against any losses, claims, damages or liabilities, joint or several, to which such person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact, or any omission to state or alleged omission to state a material fact contained in the registration statement, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated thereunder in connection with the offering covered by the registration statement, or (iii) any failure by the



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Company to fulfill any undertaking included in the registration statement, and the Company will reimburse such person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement, or any omission to state or alleged omission to state a material fact made in such registration statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the registration statement or the failure of such Holder to comply with its covenants and agreements contained in 2.8 hereof respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

                      (c) Each Holder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 2.8 hereof respecting sale of the Registrable Securities, or (ii) any untrue statement or alleged untrue statement of a material fact, or any omission to state or alleged omission to state a material fact contained in the registration statement if such untrue statement or alleged untrue statement, or any omission to state or alleged omission to state a material fact was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder the Investor specifically for use in preparation of the registration statement, and such Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in connection with investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity agreement contained in this Section 2.7(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the liability of any Holder under this Section 2.7 exceed the proceeds from the offering actually received by such Holder.

                      (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 2.7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 2.7 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this
Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought



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against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that unless an additional specific conflict of interest between two indemnified parties otherwise requires, no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                      (e) If the indemnification provided for in this Section
2.7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Holder



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shall be required to contribute any amount in excess of the amount by which the net amount received by such Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

                      (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 2.7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 2.7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the registration statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 2.7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 2.7 and further agree not to attempt to assert any such defense.

               2.8 TRANSFER OF SHARES AFTER REGISTRATION.

                      (a) RESTRICTIONS ON TRANSFER. No Holder may make any sale of any Restricted Shares except either (i) in accordance with the Registration Statement, in which case Holder must comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144. Such Restricted Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Holder for purposes of establishing compliance with this Agreement. Such certificate shall be in such form as shall be supplied by the Company.

                      (b) NOTICE OF PROPOSED SALE; RIGHT OF COMPANY TO SUSPEND USE OF REGISTRATION STATEMENT. If any Holder shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify Company of its intent to do so at least three (3) full business days prior to such sale. Such notice shall be deemed to constitute a representation that any information previously supplied by such Holder is accurate as of the date of such notice. At any time within such three (3) business-day period, Company may refuse to permit the Holder to resell any Registrable Securities pursuant to the Registration Statement; provided, however, that the Company in each case shall use its best reasonable efforts to respond as rapidly as possible; and provided, however, that in order to exercise this right, Company must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of Company and its



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shareholders. In no event shall such delay exceed thirty (30) calendar days with respect to any single exercise of the Company's rights hereunder, and provided further, however, that in no event shall Company be permitted to exercise this right more than three times or for more than an aggregate of sixty (60) calendar days in any single calendar year. In addition, the Company agrees to use its reasonable best efforts to resolve whatever condition or conditions have occasioned any such delay on its part, and will promptly end such delay upon resolution of such condition or conditions.

               2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                      (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                      (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

               2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder under this Section 2 may be assigned by any Holder in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in the Agreement and in any other agreement between the Company and the Holder, (iii) such assignee or transferee either holds subsequent to such transfer not less than one hundred thousand (100,000) shares of Registrable Securities (treating the outstanding Series A Preferred Stock on an as-converted basis) or is a subsidiary, wholly-owned entity, successor entity, parent, member or stockholder of a Holder, and (iv) such other party agrees in writing with the Company to be bound by all of the provisions of this
Section 2.

               2.11 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Section 2 will terminate as to any Holder upon the earlier to occur of (a) such time as a Holder can sell all of its remaining Registrable Securities under Rule 144 of the Securities Act during any three (3)-month period, or (b) such time as all Registrable Securities purchased by such Holder pursuant to the Purchase Agreement have been sold.

        3. LEGENDS.

               Each Investor understands that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

                      (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                      (b) Any legend required to be place thereon by any other applicable state securities laws.

        4. MISCELLANEOUS.

               4.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

               4.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts made and to be performed entirely within that state between residents of that state.

               4.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

               4.4 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               4.5 STOCK SPLITS, ETC. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

               4.6 NOTICES. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and or (i) the date of delivery by facsimile, or (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the Chief Financial Officer.

               4.7 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               4.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement of such amendment or waiver is sought; provided, however that with respect to any Investor, the consent of the holders of more than 50% of the Registrable Securities shall be sufficient to bind any and all Investors; and provided, further, that where the amendment or waiver affects a right or creates an obligation that is specific to a party named herein (whether an individual, trust, partnership or corporation), the amendment or waiver of such right or creation of such obligation shall require the consent of such party.

               4.9 SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

               4.10 ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

               4.11 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.




                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

                                       ONEWORLD SYSTEMS, INC.



                                       By: /S/ Neil Selvin
                                           -------------------------------------
                                       Title: President and CEO
                                              ----------------------------------



INVESTORS:


ACCESS TECHNOLOGY PARTNERS
BROKERS FUND, L.P.

    By:  H&Q VENTURE MANAGEMENT, L.L.C.
    Its: General Partner

         By:  /S/ Robert N. Savoie
              -----------------------------------------------
         Its: Robert N. Savoie Tax Director, Attorney-in-Fact
              -----------------------------------------------



ACCESS TECHNOLOGY PARTNERS, L.P.

By:  ACCESS TECHNOLOGY MANAGEMENT, L.L.C.
Its:  General Partner

    By:  H&Q VENTURE MANAGEMENT, L.L.C.
    Its: Managing Member

         By:  /S/ Robert N. Savoie
              -----------------------------------------------
         Its: Robert N. Savoie Tax Director, Attorney-in-Fact
              -----------------------------------------------



                [SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

HAMBRECHT & QUIST CALIFORNIA

        By:  /S/ Robert N. Savoie
             -----------------------------------------------
        Its: Robert N. Savoie Tax Director, Attorney-in-Fact
             -----------------------------------------------


HAMBRECHT & QUIST EMPLOYEE VENTURE FUND, L.P. II

By:    H&Q VENTURE MANAGEMENT, L.L.C
Its:   General Partner


       By:  /S/ Robert N. Savoie
            -----------------------------------------------
       Its: Robert N. Savoie Tax Director, Attorney-in-Fact
            -----------------------------------------------


DANIEL H. CASE III

By: /S/ Daniel H. Case III
    ----------------------

DELAWARE CHARTER GUARANTEE & TRUST
COMPANY, CUSTODIAN FOR DANIEL H. CASE

By:   /S/ Daniel H. Case
      --------------------
Name: Daniel H. Case
      --------------------

STEPHEN M. CASE

By: /S/ Stephen M. Case
    -----------------------



                [SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

DAVID GOLDEN

By: /S/ David Golden
    ---------------------------------

MARK ZANOLI

By: /S/ David Yao, Attorney-in-Fact
    ---------------------------------



                [SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

        INTEGRAL CAPITAL PARTNERS IV, L.P.



        By:    INTEGRAL CAPITAL MANAGEMENT IV, LLC

        Its:   General Partner



               By: /S/ PAMELA K. HAGENAH
                   ----------------------------------
                   Pamela K. Hagenah
                   A Manager


        INTEGRAL CAPITAL PARTNERS IV MS SIDE FUND, L.P.



        By:    ICP MS MANAGEMENT, LLC

        Its:   General Partner



               By:  /s/ PAMELA K. HAGENAH
                    --------------------------------
                    Pamela K. Hagenah
                    A Manager



                [SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

        COMPTON FAMILY TRUST, APRIL 19, 1996



        By:  /s/ KEVIN COMPTON
             -----------------------------------------
        Its: Trustee
             -----------------------------------------




                [SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]